Exhibit 99.1

Joint Filer Information:
Name:   Mellon HBV Alternative Strategies Holdings LLC
Address:      200 Park Avenue Suite 3300, New York New York 10166-3399
Designated Filer:    Mellon Financial Corporation
Issuer and Ticker Symbol:    Denny's Corporation. (DNYY)
Date of Event Requiring Statement:     July 6, 2004
Mellon HBV Alternative Strategies Holdings LLC is a wholly owned, direct subsidiary of Mellon Financial Corporation. Mellon HBV Alternative Strategies Holdings LLC is also a direct parent of Mellon HBV Alternative Strategies LLC, and as such, may be deemed the beneficial owner of the securities of Denny's Corporation beneficially owned by Mellon HBV Alternative Strategies LLC. Mellon HBV Alternative Strategies Holdings LLC disclaims beneficial ownership of these securities. Mellon HBV Alternative Strategies Holdings LLC hereby authorizes and designates Mellon Financial Corporation to execute and file on its behalf all further Forms 3, 4 and 5 (including any amendments thereto) that Mellon HBV Alternative Strategies Holdings LLC may be required to file with the Securities and Exchange Commission with respect to equity securities of Denny's Corporation. This authority shall continue until a revocation in writing is filed with the Securities and Exchange Commission.
	MELLON HBV ALTERNATIVE STRATEGIES HOLDINGS LLC
Signature:     By:     /s/ Carl Krasik
	Carl Krasik, Attorney-in-fact
Name:     Mellon HBV II, LLC
Address:     200 Park Avenue Suite 3300, New York New York 10166-3399
Designated Filer:     Mellon Financial Corporation
Issuer and Ticker Symbol:     Denny's Corporation (DNYY)
Date of Event Requiring Statement:     July 6, 2004
Mellon HBV II, LLC is a wholly owned, indirect subsidiary of Mellon Financial Corporation. Mellon HBV II, LLC also is general partner of certain funds managed by Mellon HBV Alternative Strategies LLC, as investment adviser, and as such Mellon HBV II, LLC may be deemed the beneficial owner of the securities of Denny's Corporation beneficially owned by these funds.
Mellon HBV II, LLC disclaims beneficial ownership of these securities.
Mellon HBV II, LLC hereby authorizes and designates Mellon Financial
Corporation to execute and file on its behalf all further Forms 3, 4 and 5 (including any amendments thereto) that Mellon HBV II, LLC may be required to file with the Securities and Exchange Commission with respect to equity securities of Denny's Corporation. This authority shall continue until a revocation in writing is filed with the Securities and Exchange Commission.
	MELLON HBV II, LLC.
Signature:     By:     /s/ Carl Krasik
	Carl Krasik, Attorney-in-fact